SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         February 15, 2004
                        ------------------
                         Date of Report
                (Date of Earliest Event Reported)


                   Seoul Movie USA, Inc.
         --------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


  Texas                    00-32681                    76-0676164
---------------           -----------               ------------------
(State or other           (Commission                (I.R.S. Employer
jurisdiction of           File Number)              Identification No.)
incorporation)


              4530 Yorkfield Court, Westlake Village, CA., 91361
             ----------------------------------------
             (Address of principal executive offices)

                           818-707-9409
                  -------------------------------
                   Registrant's telephone number

                     United Film Partners, Inc.
              1224 N. Lincoln St., Burbank, CA 91506
           ---------------------------------------------
              (Former name and address of Registrant)



ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

Pursuant to an Agreement and Plan of Reorganization dated December
31, 2003 the ("Plan"), between the registrant ("the Company");
Seoul Movie USA, Inc., a California corporation ("SMU"); and the stockholders of SMU, as listed in the Plan (see exhibit 2.1), SMU's stockholders became the controlling stockholders of the Registrant in a transaction viewed as an asset purchase. The Plan will be treated as a purchase of UFP for accounting purposes, and the effective date of the Plan was December 31, 2003.

The Plan was adopted, ratified and approved by the shareholders, officers and directors of the registrant, and by the unanimous consent of the Board of Directors and the majority of the SMU Stockholders.

The source of the consideration used by SMU's stockholders to acquire their respective interest in the registrant was the exchange of 100% of the assets and liabilities of SMU for 7,862,500 shares of unregistered and restricted shares of $0.0001 par value common stock of the Registrant, pursuant to the Plan.

The basis of the "control" by SMU's Stockholders is stock ownership. See the table below under Paragraph (b) of this item.

Our stockholders of the Registrant and the percentage of ownership of the outstanding voting securities of the registrant prior to the completion of the Plan was United Film Partners, Inc., which owned 1,387,500 shares or 100%.

Pursuant to the Plan, the registrant was required:

          1)To issue 7,862,500 shares of unregistered and restricted shares of $0.0001 par value common stock as the sole consideration for the assets of SMU and the assumption of its liabilities;

          2)Following resignations, in seriatim, of the directors and executive officers of the registrant, to designate and elect, in seriatim, Dong Hoon Chung as President and Director; April C. Yi as Secretary ; Dong In Chung as Treasurer of the registrant, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignations or terminations.

Taking into account the shares issued to SMU's stockholders, there will be 9,250,000 issued and outstanding shares of common stock of the registrant as a result of the foregoing.

A copy of the Plan of Reorganization is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b) The following table contains information regarding the shareholdings of SMU's current directors and executive officers and those persons or entities who beneficially own more than 5% of our common stock (giving effect to the exercise of the warrants held by each such person or entity):



                            Number of shares of         Percent of
                               Common Stock           Common Stock
Name                        Beneficially Owned      Beneficially Owned
--------------------        --------------------     ---------------------
Seoul Movie Co., Ltd          4,009,875                     43%
Kangnam B/D, 25-25,
Jamwoon-dong, Seocho-ku,
137-030,Seoul, Korea


Chang Rok Jun                 2,516,000                     27.2%
Kangnam B/D, 25-25,
Jamwoon-dong, Seocho-ku,
137-030,Seoul, Korea

Dong Hoon Chung-President       943,500                     10.2%
4530 Yorkfield Court
Westlake Village, California
91361

Dong In Chung-Treasurer         157,250                      1.7%
14247 Riverside Drive
#103
Sherman Oaks, California
91423

Stephen Stotesbery-Director     125,000                      1.35%
819 Albany Ave.
Ventura, CA 93004

April Yi-Secretary               78,625                       .34%
3553 Rosewood Ave
Los Angeles California
90066




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2003 we fully consummated the acquisition of SMU in accordance with the "Plan" described in Item 1 above, which was later amended to reflect the effective date as of February 15, 2004. The consideration given for the assets and liabilities of SMU was the issuance of 7,862,500 unregistered and restricted shares of our common stock. The transaction was consummated December 31, 2003.

(a) The consideration exchanged under the Plan was negotiated at arms-length between our directors and executive officers and the Seoul Movie USA, Inc. stockholders, and their Board of Directors. We used the criteria used in similar proposals in which we were previously involved, including the relative value of our assets; our present and past business operations; the future potential of SMU; its management; and the potential benefit to our stockholders.
The Board of Directors determined that the consideration for the exchange was reasonable, under these circumstances.

No director, executive officer or person who may be deemed to be an affiliate of ours had any direct or indirect interest in Seoul Movie USA, Inc. prior to the completion of the Plan.

(b) We intend to continue the business operations formerly conducted by Seoul Movie USA, Inc., which are described below under the caption Business.

BUSINESS

Having purchased the assets of Seoul Movie USA, Inc. we will be engaged in the business of actively pursuing development of animated and live action film and television properties and the sale of fully "packaged" film and television properties. It is our overall business goal to become a full service production, financing and distribution company whose projects may be completed and brought to market within a budget of $300,000 and $5,000,000 per project. We will be active in animated and live action feature length movie, MOW and T.V. series "Packaging."

PLAN OF OPERATIONS

Our current plan is to concentrate our business development efforts on opportunities available in the animated and live action film production, financing and distribution business, including made for TV children animated series. The development of two direct to video and/or theatrical projects and one children animated T.V. series as well as distribution of existing library content will receive the bulk of our management time and financial resources, if and when the financial resources become available.

We are in the process of establishing ourselves as producer, financier and distributor of animated and live action filmed entertainment products. We intend to cover an untapped market based upon the knowledge that the sums of money currently spent by the major studios far exceed the actual costs required to develop, package and produce animated motion pictures and TV shows. Due to existing overhead and volume, a major studio may spend as much as forty five million dollars ($45,000,000.00) and five years developing a concept to the point of finished production on that particular project. We are in a position to exploit that market as the foundation of our future.

Our major marketing strategy is based on selling "within budget" fully "Packaged" productions to the marketplace at highly competitive prices. This includes video and cable distribution outlets, in addition, both the domestic and foreign markets. The growing availability for viewers in countries outside the USA to receive USA cable network productions from HBO, ShowTime and others, has increased demand for the type of programming that we are planning to "Package".

We will establish sales outlets, through strategic alliances, throughout our market place. A strong company representative network, coupled with well-chosen, competently packaged projects will provide a basis for success. Under our marketing plan we will also develop relationships with writers and independent producers to assure that we have a constant flow of projects under review. Included in this stream of projects are feature length films, direct to video children's video, Children's animated series for TV, TV feature series, and cable television series. While each has a different market place, they all, as in any business, want the most for the least cost. We have as one of our missions, the cost efficient packaging of our projects.
Cost efficiency will become a hallmark of SMU and will be the source of our internal growth.

To date our current business activities have consisted primarily of developing a business plan, assembling a management team, and pursuing packaging opportunities and financing.

We own distribution rights to contents acquired from Seoul Movie Co., Ltd. and its assets are based on the value of that property. These values are based on 25% of production cost of the properties and are calculated at an industry standard 25% of the project's budget or estimates by actively operating distributors for animation.

An annual bonus based upon the Company's achievement of operating targets as Established each year by the three executives acting together, and in good faith with the board of directors. This bonus is based on a sliding scale, which is based on a percent of the targeted earnings before interest, taxes, depreciation, and non-film amortization, which is referred to as EBITDA, in accordance with the terms of their respective agreements.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5.  OTHER EVENTS

        See Item 1.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The officers and directors of United Film Partners, Inc. resigned as officers and directors of United Film Partners, Inc., effective upon completion of the acquisition except for Stephen Stotesbery who will remain a director pursuant to the agreement listed as Exibit 2.1 .

ITEM 7.  FINANCIAL STATEMENTS

(a) Financial Statements of Businesses Acquired.

     Financial Statements are being prepared and will be filed as an amendment to this Form 8-k within 60 days of the date hereof.

(b) Pro Forma Financial Information.

     Combined Balance Sheets, Combined Statements of Operations of United Film Partners, Inc., and SMU are being prepared and will be filed within 60 days of the date hereof.

ITEM 8.  CHANGE IN FISCAL YEAR

      Not Applicable

EXHIBITS

2.1. Agreement and Plan of Reorganization between Seoul Movie USA, Inc.,and United Film Partners,Inc.

2.2    Addendum to the Plan of Reorganization

3.1. Certificate of Amendment to Articles of Incorporation of United Film Partners, Inc.

3.2.   Minute of Special Meeting of United Film Partners, Inc.

3.3.   Minute of Special Meeting of Seoul Movie USA,Inc.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                     Seoul Movie USA,Inc.


                                     By /s/ Dong Hoon Chung
                                     --------------------------------
                                        President


                                     March 1, 2004
                                     --------------------------------
                                        Date